FOR IMMEDIATE RELEASE
DATE: April 25, 2019

HERITAGE FINANCIAL ANNOUNCES FIRST QUARTER RESULTS AND DECLARES REGULAR CASH DIVIDEND

•	Diluted earnings per common share were $0.45 for the quarter ended March 31, 2019 compared to $0.27 for the quarter ended March 31, 2018 and $0.45 for the linked-quarter ended December 31, 2018.

•	Heritage declared a regular cash dividend of $0.18 per common share on April 24, 2019.

•	Loan growth was 4.6%, on an annualized basis, during the quarter ended March 31, 2019.

•	Expanded the commercial banking team in the greater Portland, Oregon area with seven new bankers.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank, today reported that the Company had net income of $16.6 million for the quarter ended March 31, 2019 compared to $9.1 million for the quarter ended March 31, 2018 and $16.6 million for the linked-quarter ended December 31, 2018. Diluted earnings per common share for the quarter ended March 31, 2019 was $0.45 compared to $0.27 for the quarter ended March 31, 2018 and $0.45 for the linked-quarter ended December 31, 2018.
Brian L. Vance, Chief Executive Officer of Heritage, commented, "The past fifteen months have been very busy with the integration and conversion of two acquisitions, and a second team lift-out in Portland as well as selective additions to our overall production platform. In addition, we have begun to build-out our technology platform to create better efficiencies in the back office which will ultimately enhance our processes and contribute to our improving overhead ratio. We believe the combined organization is well-positioned to continue to gain market share in the communities we serve while at the same time improving the customer experience.”
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage Bank commented, “We are pleased with our overall financial performance. We saw middle single-digit annualized loan growth during the first quarter and our loan pipelines remain strong. While we experienced a decline in overall deposits in the quarter, it is not unusual to see seasonal deposit run-off in the first quarter. Our relatively low 84.1% loan to deposit ratio provides us with the flexibility necessary to successfully manage through the current competitive rate environment.”

Balance Sheet
The Company’s total assets increased $25.2 million, or 0.5%, to $5.34 billion at March 31, 2019 from $5.32 billion at December 31, 2018.
Investment securities available for sale increased $8.9 million, or 0.9%, to $985.0 million at March 31, 2019 from $976.1 million at December 31, 2018 primarily as a result of a decrease in net unrealized losses of $10.2 million due to a decrease in interest rates during the first quarter that positively impacted the fair value of our bond portfolio.
Total loans receivable, net increased $41.2 million, or 1.1%, to $3.66 billion at March 31, 2019 from $3.62 billion at December 31, 2018. Total loans receivable, net, continued to be impacted by slightly elevated prepayments during the first quarter 2019 in addition to the seasonably low loan originations experienced during the first quarter.
Prepaid expenses and other assets increased $24.5 million, or 24.9%, to $123.0 million at March 31, 2019 from $98.5 million at December 31, 2018 primarily due to the adoption of Accounting Standards Update 2016-02, Leases, and the recognition of an operating lease right of use asset. An offsetting operating lease right of use liability was recorded in accrued expenses and other liabilities. As of March 31, 2019, the right of use asset was $28.4 million and the related liability was $29.5 million.
Total deposits decreased $38.7 million, or 0.9%, to $4.39 billion at March 31, 2019 from $4.43 billion at December 31, 2018. The decrease was due primarily to non-maturity deposits declining $92.9 million, or 2.3%, offset partially by an increase in certificates of deposit of $54.2 million, or 11.6%. The increase in certificates of deposit was due primarily to an increase in brokered certificates of deposit of $50.1 million during the quarter ended March 31, 2019 in response to the decrease in non-maturity deposits. Non-maturity deposits as a percentage of total deposits decreased to 88.1% as of March 31, 2019 from 89.5% as of December 31, 2018.
Federal Home Loan Bank advances were $25.0 million as of March 31, 2019 as compared to none at December 31, 2018.
Total stockholders’ equity increased $17.5 million, or 2.3%, to $778.2 million at March 31, 2019 from $760.7 million at December 31, 2018. Changes in stockholders' equity during the three months ended March 31, 2019 were as follows:

Three Months Ended
March 31, 2019
(In thousands)
Balance, beginning of period	$760,723
Net income	16,552
Accumulated other comprehensive gain	8,016
Dividends paid	(6,662)
ASU 2016-02 implementation	(399)
Other	(39)
Balance, end of period	$778,191
The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them to be categorized as “well-capitalized”. The Company had common equity Tier 1 risk-based, Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios of 11.8%, 10.7%, 12.2% and 13.0%, respectively, at March 31, 2019, compared to 11.7%, 10.5%, 12.1% and 12.9%, respectively, at December 31, 2018.

Credit Quality
The allowance for loan losses increased $1.1 million, or 3.2%, to $36.2 million at March 31, 2019 from $35.0 million at December 31, 2018. The increase was due to provision for loan losses of $920,000 recorded during the quarter ended March 31, 2019 and net recoveries of $190,000 recognized during the same period.
Nonperforming loans to loans receivable, net, increased to 0.47% at March 31, 2019 from 0.37% at December 31, 2018 due primarily to an increase in nonaccrual loans of $3.8 million, or 27.4%, to $17.5 million at March 31, 2019 from $13.7 million at December 31, 2018. The increase was primarily related to the addition of two commercial lending relationships totaling $5.1 million which showed increased signs of cash flow deterioration.  Management has allocated a specific reserve totaling $781,000 for these two credit relationships.
Changes in nonaccrual loans during the periods indicated were as follows:

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(In thousands)
Nonaccrual loans
Balance, beginning of period	$13,703	$14,780	$10,703
Addition of previously classified pass graded loans	—	96	4,066
Addition of previously classified potential problem loans	6,189	983	2,324
Addition of previously classified TDR loans	—	786	—
Net principal payments	(2,392)	(2,639)	(1,365)
Charge-offs	(39)	(303)	—
Balance, end of period	$17,461	$13,703	$15,728

The allowance for loan losses to nonperforming loans was 207.04% at March 31, 2019 compared to 255.73% at the linked-quarter ended December 31, 2018. Nonperforming assets increased to 0.36% of total assets at March 31, 2019 compared to 0.30% of total assets at December 31, 2018. The change from prior periods in both ratios is due primarily to the increase in nonaccrual loans discussed above.
Potential problem loans decreased $7.2 million, or 7.1%, to $94.1 million at March 31, 2019 compared to $101.3 million at December 31, 2018. The activity for the quarter ended March 31, 2019 includes loans paid in full of $4.9 million, and the significant pay down of two commercial lines of credit totaling $3.2 million, offset partially by the addition of a non-owner occupied commercial loan of $3.0 million.
Changes in potential problem loans during the periods indicated were as follows:

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(In thousands)
Potential problem loans
Balance, beginning of period	$101,349	$105,742	$83,543
Addition of previously classified pass graded loans	9,766	14,562	25,126
Upgrades to pass graded loan status	—	(1,473)	(3,636)
Net principal payments	(13,512)	(7,654)	(9,232)
Transfers of loans to nonaccrual and TDR status	(3,300)	(9,727)	(2,403)
Charge-offs	(187)	(101)	(145)
Balance, end of period	$94,116	$101,349	$93,253
The allowance for loan losses to loans receivable, net, increased to 0.98% at March 31, 2019 from 0.96% at December 31, 2018. Included in the carrying value of loans are net discounts on loans purchased in mergers and acquisitions which may reduce the need for an allowance for loan losses on these loans because they are carried at an amount below the outstanding principal balance. The remaining net discount on purchased loans was $11.2 million at March 31, 2019 compared to $11.8 million at December 31, 2018. The Company believes that its allowance for loan losses is appropriate to provide for probable incurred credit losses based on an evaluation of known and inherent risks in the loan portfolio at March 31, 2019.
Net recoveries were $190,000 for the quarter ended March 31, 2019 compared to $23,000 for the same quarter in 2018 and net charge-offs of $595,000 for the linked-quarter ended December 31, 2018. The net recoveries recorded during the quarter ended March 31, 2019 was due primarily to a recovery related to a residential construction loan of $602,000 as a result of a bankruptcy resolution, offset partially by smaller charge-off balances on a large volume of consumer loans.

Operating Results
Net interest income increased $9.0 million, or 22.0%, to $49.8 million for the quarter ended March 31, 2019 compared to $40.8 million for the same period in 2018 primarily due to an increase in the yield and average balance of total loans receivable, net as a result of our mergers with Premier Commercial Bancorp and Puget Sound Bancorp, Inc. on July 2, 2018 and January 16, 2018, respectively ("Premier and Puget Mergers"). Net interest income decreased $1.5 million, or 2.8%, from $51.3 million for the linked-quarter ended December 31, 2018 due mostly to a slight decrease in loan yield, primarily as a result of lower incremental accretion on purchased loans, and an increase in the cost of interest bearing deposits.
Net interest margin increased 22 basis points to 4.34% for the quarter ended March 31, 2019 from 4.12% for the same period in 2018 and decreased three basis points from 4.37% for the linked-quarter ended December 31, 2018 due to the same reasons as described above for net interest income.
The loan yield, excluding incremental accretion on purchased loans, increased 38 basis points to 5.08% for the quarter ended March 31, 2019 compared to 4.70% for the quarter ended March 31, 2018 and increased two basis points from 5.06% for the linked-quarter ended December 31, 2018. The increases in loan yield, excluding incremental accretion of purchased loans, from all prior periods was due to a combination of higher contractual loan rates as a result of the increasing interest rate environment as well as an increase in loan yields from the loans acquired in the Premier and Puget Mergers as compared to legacy Heritage loans during 2018. The incremental accretion and the impact to loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.
The following table presents the net interest margin, loan yield and the effect of the incremental accretion on purchased loans on these ratios for the periods presented below:

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(Dollars in thousands)
Yield non-GAAP reconciliation: (2)
Net interest margin (GAAP)	4.34%	4.37%	4.12%
Exclude impact on net interest margin from incremental accretion on purchased loans(1)	0.12%	0.15%	0.16%
Net interest margin, excluding incremental accretion on purchased loans (non-GAAP)(1)	4.22%	4.22%	3.96%

Loan yield (GAAP)	5.23%	5.25%	4.91%
Exclude impact on loan yield from incremental accretion on purchased loans(1)	0.15%	0.19%	0.21%
Loan yield, excluding incremental accretion on purchased loans (non-GAAP)(1)	5.08%	5.06%	4.70%

Incremental accretion on purchased loans(1)	$1,373	$1,703	$1,632
(1) As of the date of completion of each merger and acquisition transaction, purchased loans were recorded at their estimated fair value, including our estimate of future expected cash flows until the ultimate resolution of these credits. The difference between the contractual loan balance and the fair value represents the purchased discount. The purchased discount is accreted into income over the estimated remaining life of the loan or pool of loans, based upon results of the quarterly cash flow re-estimation. The incremental accretion income represents the amount of income recorded on the purchased loans in excess of the contractual stated interest rate in the individual loan notes.
(2) See Non-GAAP Financial Measures section herein.
In addition to loan yield, also impacting net interest margin were increases in the yields on investment securities due primarily to higher interest rates on new investment purchases compared to the interest rates of maturing investments. The yields on the aggregate investment portfolio increased 40 basis points to 2.83% for the quarter ended March 31, 2019 compared to 2.43% for the quarter ended March 31, 2018 and increased 13 basis points from 2.70% for the linked-quarter ended December 31, 2018.
The total cost of deposits increased 12 basis points to 0.33% during the quarter ended March 31, 2019 compared to 0.21% during the same quarter in 2018 and increased four basis points from 0.29% during the linked-quarter ended December 31, 2018.
Donald J. Hinson, Executive Vice President and Chief Financial Officer, commented, "Due to a decline in incremental accretion on purchase loans, net interest margin declined from the prior quarter. Our pre-accretion net interest margin was unchanged at 4.22% as a result of a four basis point increase in the total cost of deposits offsetting yield increases in both the loan and investment portfolios. The cost of deposits increased at a higher pace than recent quarters due to a decrease in noninterest bearing deposits and the issuance of certificates of deposits to offset the decline in balances of other deposit categories during the quarter. The current shape of the yield curve will impact our ability to continue to increase the pre-accretion net interest margin as has occurred over the past several quarters.”
The provision for loan losses decreased $232,000, or 20.1%, to $920,000 for the quarter ended March 31, 2019 compared to $1.2 million for the quarter ended March 31, 2018 and decreased $242,000, or 20.8%, from the linked-quarter ended December 31, 2018. The amount of provision for loan losses was necessary to increase the allowance for loan losses to an amount that management determined to be appropriate at March 31, 2019 based on the use of a consistent methodology. The decrease in the provision for loan losses was primarily as a result of net recoveries recognized during the quarter.
Noninterest income decreased $140,000, or 1.9%, to $7.4 million for the quarter ended March 31, 2019 compared to $7.5 million for the same period in 2018 primarily due to a decrease in gain on sale of loans due to lower mortgage origination volume and the Company's decision to continue to portfolio originated Small Business Administration ("SBA") loans amidst a lower gain environment. Noninterest income decreased $1.1 million, or 12.5% from the linked-quarter ended December 31, 2018 primarily due to a gain on sale of building of $413,000 recognized during the fourth quarter of 2018 in addition to lower service charges recognized during the first quarter 2019 primarily related to seasonal decreases.
Noninterest expense decreased $222,000, or 0.6%, to $36.5 million for the quarters ended March 31, 2019 compared to $36.7 million for the same period in 2018. Acquisition-related expenses incurred as a result of the Premier and Puget Mergers were approximately $4.8 million during the quarter ended March 31, 2018, of which $2.8 million were due to compensation and employee benefits. Acquisition-related costs of $132,000 were incurred during the quarter ended March 31, 2019 primarily related to compensation and employee benefits. Without the effects of the acquisition-related expenses the Company incurred an increase in compensation and employee benefits due to additional employees, and an increase in occupancy and equipment expense primarily due to additional rent expense.
Noninterest expense decreased $749,000, or 2.0%, from $37.3 million for the linked-quarter ended December 31, 2018. Acquisition-related expenses incurred as a result of the Premier and Puget Mergers were approximately $1.3 million during the quarter ended December 31, 2018. The decrease in acquisition-related expenses was partially offset by higher marketing expense due to the timing of contributions to community sponsorships.
The ratio of noninterest expense to average total assets (annualized) decreased to 2.79% for the quarter ended March 31, 2019 compared to 3.27% for the same period in 2018 primarily due to acquisition-related expenses recognized in 2018. The ratio increased from 2.78% for linked-quarter ended December 31, 2018 primarily due to slightly lower average total assets.
Income tax expense was $3.2 million for the quarter ended March 31, 2019 compared to $1.4 million for the quarter ended March 31, 2018 and $4.7 million for the linked-quarter ended December 31, 2018. The effective tax rate increased to 16.3% for the quarter ended March 31, 2019 compared to 13.3% for the comparable quarter in 2018 primarily due to a decrease in tax exempt securities, impacts of stock-based compensation activity, and an increased Oregon presence. The effective tax rate decreased from 22.0% for the linked-quarter ended December 31, 2018 due to a change in the estimated current tax benefits from certain low income housing tax credit projects in the amount of $898,000 recorded during the quarter ended December 31, 2018. Although long-term tax benefits from the projects are still expected to occur, the timing of some of the benefits was extended to future periods.

Dividends
On April 24, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.18 per common share. The dividend is payable on May 22, 2019 to shareholders of record as of the close of business on May 8, 2019.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on April 25, 2019 at 11:00 a.m. Pacific time. To access the call, please dial (800) 288-8961 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through May 9, 2019, by dialing (800) 475-6701 -- access code 466040.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 63 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact:
Brian L. Vance, Chief Executive Officer of Heritage Financial Corporation, (360) 943-1500
Jeffrey J. Deuel, President of Heritage Financial Corporation and President & Chief Executive Officer of Heritage Bank, (360) 943-1500
Donald J. Hinson, Executive Vice President & Chief Financial Officer, (360) 943-1500

Non-GAAP Financial Measures
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures in addition to results presented in accordance with GAAP. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital reflected in the current quarter and year-to-date results and facilitate comparison of our performance with the performance of our peers. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below:

	March 31, 2019	December 31, 2018	March 31, 2018
	(Dollars in thousands, except per share amounts)
Tangible common shareholders' equity and tangible assets:
Stockholders' equity (GAAP)	$778,191	$760,723	$634,708
Exclude goodwill and other intangible assets	260,528	261,553	204,112
Tangible common stockholders' equity (non-GAAP)	$517,663	$499,170	$430,596

Total assets (GAAP)	$5,342,099	$5,316,927	$4,676,250
Exclude goodwill and other intangible assets	260,528	261,553	204,112
Tangible assets (non-GAAP)	$5,081,571	$5,055,374	$4,472,138

Common equity to assets (GAAP)	14.6%	14.3%	13.6%
Tangible common equity to tangible assets (non-GAAP)	10.2%	9.9%	9.6%

Common stock shares outstanding	36,899,138	36,874,055	34,018,280
Book value per common share (GAAP)	$21.09	$20.63	$18.66
Tangible book value per common share (non-GAAP)	$14.03	$13.54	$12.66

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(Dollars in thousands, except per share amounts)
Adjusted return on average tangible common stockholders' equity:
Net income (GAAP)	16,552	$16,609	$9,087
Exclude acquisition-related expenses	132	1,301	4,808
Exclude amortization of intangible assets	1,025	1,114	795
Exclude tax effect of adjustments	(243)	(507)	(1,177)
Adjusted tangible net income (non-GAAP)	$17,466	$18,517	$13,513

Average stockholders' equity (GAAP)	$766,451	$750,165	$614,974
Exclude average intangible assets	(261,194)	(262,177)	(191,335)
Average tangible common stockholders' equity (non-GAAP)	$505,257	$487,988	$423,639

Return on average common equity, annualized (GAAP)	8.76%	8.78%	5.99%
Return on average tangible common equity, annualized (non-GAAP)	13.29%	13.50%	8.70%
Adjusted return on average tangible common equity, annualized (non-GAAP)	14.02%	15.05%	12.94%

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(Dollars in thousands, except per share amounts)
Earnings from core operations:
Net income (GAAP)	$16,552	$16,609	$9,087
Exclude acquisition-related expenses	132	1,301	4,808
Exclude tax effect of adjustments	(28)	(273)	(1,010)
Adjusted net income (non-GAAP)	$16,656	$17,637	$12,885
Exclude dividends and undistributed earnings allocated to participating securities	(52)	(69)	(51)
Adjusted net income allocated to common shareholders (non-GAAP)	$16,604	$17,568	$12,834

Diluted weighted average common shares	37,010,640	36,998,880	33,348,102
Diluted earnings per share (GAAP)	$0.45	$0.45	$0.27
Adjusted diluted earnings per share (non-GAAP)	$0.45	$0.47	$0.38

Average assets	$5,317,325	$5,325,366	$4,553,585

Return on average assets, annualized (GAAP)	1.26%	1.24%	0.81%
Adjusted return on average assets, annualized (non-GAAP)	1.27%	1.31%	1.15%

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(Dollars in thousands, except per share amounts)
Adjusted noninterest expense:
Noninterest expense (GAAP)	$36,525	$37,274	$36,747
Exclude acquisition-related expenses	(132)	(1,301)	(4,808)
Exclude amortization of intangible assets	(1,025)	(1,114)	(795)
Adjusted noninterest expense (non-GAAP)	$35,368	$34,859	$31,144

Average Assets	$5,317,325	$5,325,366	$4,553,585

Noninterest expense to average assets, annualized (GAAP)	2.79%	2.78%	3.27%
Adjusted noninterest expense to average assets, annualized (non-GAAP)	2.70%	2.60%	2.77%

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(Dollars in thousands)
Net interest income and interest and fees on loans:
Net interest income (GAAP)	$49,809	$51,270	$40,837
Exclude incremental accretion on purchased loans	1,373	1,703	1,632
Adjusted net interest income (non-GAAP)	$48,436	$49,567	$39,205

Average total interest earning assets, net	$4,649,259	$4,653,215	$4,018,720
Net interest margin, annualized (GAAP)	4.34%	4.37%	4.12%
Net interest margin, excluding incremental accretion on purchased loans, annualized (non-GAAP)	4.22%	4.22%	3.96%

Interest and fees on loans (GAAP)	$46,699	$47,865	$38,159
Exclude incremental accretion on purchased loans	1,373	1,703	1,632
Adjusted interest and fees on loans (non-GAAP)	$45,326	$46,162	$36,527

Average total loans receivable, net	$3,622,494	$3,615,362	$3,150,869
Loan yield, annualized (GAAP)	5.23%	5.25%	4.91%
Loan yield, excluding incremental accretion on purchased loans, annualized (non-GAAP)	5.08%	5.06%	4.70%

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(In thousands, except shares)

	March 31, 2019	December 31, 2018
Assets
Cash on hand and in banks	$71,252	$92,704
Interest earning deposits	39,918	69,206
Cash and cash equivalents	111,170	161,910
Investment securities available for sale	985,009	976,095
Loans held for sale	2,956	1,555
Loans receivable, net	3,696,431	3,654,160
Allowance for loan losses	(36,152)	(35,042)
Total loans receivable, net	3,660,279	3,619,118
Other real estate owned	1,904	1,983
Premises and equipment, net	80,130	81,100
Federal Home Loan Bank stock, at cost	7,377	6,076
Bank owned life insurance	94,099	93,612
Accrued interest receivable	15,621	15,403
Prepaid expenses and other assets	123,026	98,522
Other intangible assets, net	19,589	20,614
Goodwill	240,939	240,939
Total assets	$5,342,099	$5,316,927

Liabilities and Stockholders' Equity
Deposits	$4,393,715	$4,432,402
Federal Home Loan Bank advances	25,000	—
Junior subordinated debentures	20,375	20,302
Securities sold under agreement to repurchase	24,923	31,487
Accrued expenses and other liabilities	99,895	72,013
Total liabilities	4,563,908	4,556,204

Common stock	591,767	591,806
Retained earnings	185,863	176,372
Accumulated other comprehensive gain (loss), net	561	(7,455)
Total stockholders' equity	778,191	760,723
Total liabilities and stockholders' equity	$5,342,099	$5,316,927

Common stock shares outstanding	36,899,138	36,874,055

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Interest income:
Interest and fees on loans	$46,699	$47,865	$38,159
Taxable interest on investment securities	5,823	5,343	3,529
Nontaxable interest on investment securities	950	1,003	1,341
Interest on other interest earning assets	356	654	218
Total interest income	53,828	54,865	43,247
Interest expense:
Deposits	3,603	3,228	1,960
Junior subordinated debentures	354	335	283
Other borrowings	62	32	167
Total interest expense	4,019	3,595	2,410
Net interest income	49,809	51,270	40,837
Provision for loan losses	920	1,162	1,152
Net interest income after provision for loan losses	48,889	50,108	39,685
Noninterest income:
Service charges and other fees	4,485	4,852	4,543
Gain on sale of investment securities, net	15	2	35
Gain on sale of loans, net	252	473	874
Interest rate swap fees	—	204	51
Other income	2,656	2,933	2,045
Total noninterest income	7,408	8,464	7,548
Noninterest expense:
Compensation and employee benefits	21,914	22,338	21,367
Occupancy and equipment	5,458	5,322	4,627
Data processing	2,173	2,433	2,605
Marketing	1,098	721	808
Professional services	1,173	1,185	2,837
State/municipal business and use taxes	798	804	688
Federal deposit insurance premium	285	375	355
Other real estate owned, net	86	88	—
Amortization of intangible assets	1,025	1,114	795
Other expense	2,515	2,894	2,665
Total noninterest expense	36,525	37,274	36,747
Income before income taxes	19,772	21,298	10,486
Income tax expense	3,220	4,689	1,399
Net income	$16,552	$16,609	$9,087

Basic earnings per common share	$0.45	$0.45	$0.27
Diluted earnings per common share	$0.45	$0.45	$0.27
Dividends declared per common share	$0.18	$0.27	$0.15

Average number of basic common shares outstanding	36,825,532	36,806,946	33,205,546
Average number of diluted common shares outstanding	37,010,640	36,998,880	33,348,102

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Performance Ratios:
Efficiency ratio	63.84%	62.40%	75.95%
Noninterest expense to average assets, annualized	2.79%	2.78%	3.27%
Return on average assets, annualized	1.26%	1.24%	0.81%
Return on average equity, annualized	8.76%	8.78%	5.99%
Return on average tangible common equity, annualized	13.29%	13.50%	8.70%
Net (recoveries) charge-offs on loans to average loans, annualized	(0.02)%	0.07%	—%

	As of Period End
	March 31, 2019	December 31, 2018
Financial Measures:
Book value per common share	$21.09	$20.63
Tangible book value per common share	$14.03	$13.54
Stockholders' equity to total assets	14.6%	14.3%
Tangible common equity to tangible assets	10.2%	9.9%
Common equity Tier 1 capital to risk-weighted assets	11.8%	11.7%
Tier 1 leverage capital to average quarterly assets	10.7%	10.5%
Tier 1 capital to risk-weighted assets	12.2%	12.1%
Total capital to risk-weighted assets	13.0%	12.9%
Loans to deposits ratio (1)	84.1%	82.4%
Deposits per branch	$69,742	$69,256
(1) Loans receivable, net of deferred costs divided by deposits

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Allowance for Loan Losses:
Balance, beginning of period	$35,042	$34,475	$32,086
Provision for loan losses	920	1,162	1,152
Net recoveries (charge-offs):
Commercial business	56	(259)	420
One-to-four family residential	(15)	(15)	—
Real estate construction and land development	618	6	—
Consumer	(469)	(327)	(397)
Total net recoveries (charge-offs)	190	(595)	23
Balance, end of period	$36,152	$35,042	$33,261

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Other Real Estate Owned:
Balance, beginning of period	$1,983	$2,032	$—
Proceeds from dispositions	(79)	—	—
Valuation adjustments	—	(49)	—
Balance, end of period	$1,904	$1,983	$—

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Gain on Sale of Loans, net:
Mortgage loans	$252	$473	$652
SBA loans	—	—	222
Total gain on sale of loans, net	$252	$473	$874

	As of Period End
	March 31, 2019	December 31, 2018
Nonperforming Assets:
Nonaccrual loans by type:
Commercial business	$16,304	$12,564
One-to-four family residential	68	71
Real estate construction and land development	923	899
Consumer	166	169
Total nonaccrual loans(1)	17,461	13,703
Other real estate owned	1,904	1,983
Nonperforming assets	$19,365	$15,686

Restructured performing loans	$19,986	$22,736
Accruing loans past due 90 days or more	—	—
Potential problem loans(2)	94,116	101,349
Allowance for loan losses to:
Loans receivable, net	0.98%	0.96%
Nonaccrual loans	207.04%	255.73%
Nonperforming loans to loans receivable, net	0.47%	0.37%
Nonperforming assets to total assets	0.36%	0.30%

(1)	At March 31, 2019 and December 31, 2018, $5.5 million and $6.9 million of nonaccrual loans were also considered troubled debt restructured loans, respectively.

(2)
Potential problem loans are those loans that are currently accruing interest and are not considered impaired, but which are being monitored because the financial information of the borrower causes the Company concern as to their ability to comply with their loan repayment terms.

	As of Period End
	March 31, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total
Loan Composition
Commercial business:
Commercial and industrial	$838,403	22.7%	$853,606	23.4%
Owner-occupied commercial real estate	785,316	21.2	779,814	21.3
Non-owner occupied commercial real estate	1,335,596	36.1	1,304,463	35.7
Total commercial business	2,959,315	80.0	2,937,883	80.4
One-to-four family residential	106,502	2.9	101,763	2.8
Real estate construction and land development:
One-to-four family residential	110,699	3.0	102,730	2.8
Five or more family residential and commercial properties	126,379	3.4	112,730	3.1
Total real estate construction and land development	237,078	6.4	215,460	5.9
Consumer	390,303	10.6	395,545	10.8
Gross loans receivable	3,693,198	99.9	3,650,651	99.9
Deferred loan costs, net	3,233	0.1	3,509	0.1
Loans receivable, net	$3,696,431	100.0%	$3,654,160	100.0%

	As of Period End
	March 31, 2019		December 31, 2018
	Balance	% of Total	Balance	% of Total
Deposit Composition
Noninterest bearing demand deposits	$1,338,675	30.5%	$1,362,268	30.7%
Interest bearing demand deposits	1,293,828	29.4	1,317,513	29.7
Money market accounts	740,518	16.9	765,316	17.3
Savings accounts	499,568	11.3	520,413	11.8
Total non-maturity deposits	3,872,589	88.1	3,965,510	89.5
Certificates of deposit	521,126	11.9	466,892	10.5
Total deposits	$4,393,715	100.0%	$4,432,402	100.0%

	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Total loans receivable, net (2) (3)	$3,622,494	$46,699	5.23%	$3,615,362	$47,865	5.25%	$3,150,869	$38,159	4.91%
Taxable securities	820,981	5,823	2.88	772,925	5,343	2.74	590,623	3,529	2.42
Nontaxable securities (3)	149,825	950	2.57	160,626	1,003	2.48	223,631	1,341	2.43
Other interest earning assets	55,959	356	2.58	104,302	654	2.49	53,597	218	1.65
Total interest earning assets	4,649,259	53,828	4.70%	4,653,215	54,865	4.68%	4,018,720	43,247	4.36%
Noninterest earning assets	668,066			672,151			534,865
Total assets	$5,317,325			$5,325,366			$4,553,585
Interest Bearing Liabilities:
Certificates of deposit	$502,153	$1,440	1.16	$496,903	$1,218	0.97	$423,569	$760	0.73
Savings accounts	507,670	674	0.54	516,620	613	0.47	506,158	416	0.33
Interest bearing demand and money market accounts	2,051,046	1,489	0.29	2,074,138	1,397	0.27	1,745,795	784	0.18
Total interest bearing deposits	3,060,869	3,603	0.48	3,087,661	3,228	0.41	2,675,522	1,960	0.30
Junior subordinated debentures	20,328	354	7.06	20,255	335	6.56	20,035	283	5.73
Securities sold under agreement to repurchase	33,055	47	0.58	34,046	29	0.34	30,265	17	0.23
Federal Home Loan Bank advances and other borrowings	1,849	15	3.29	440	3	2.71	35,733	150	1.70
Total interest bearing liabilities	3,116,101	4,019	0.52	3,142,402	3,595	0.45	2,761,555	2,410	0.35
Noninterest bearing deposits	1,332,223			1,356,186			1,113,286
Other noninterest bearing liabilities	102,550			76,613			63,770
Stockholders’ equity	766,451			750,165			614,974
Total liabilities and stockholders’ equity	$5,317,325			$5,325,366			$4,553,585
Net interest income		$49,809			$51,270			$40,837
Net interest spread			4.18%			4.23%			4.01%
Net interest margin			4.34%			4.37%			4.12%
(1) Annualized.
(2) The average loan balances presented in the table are net of allowances for loan losses and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3) Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Earnings:
Net interest income	$49,809	$51,270	$51,096	$43,743	$40,837
Provision for loan losses	920	1,162	1,065	1,750	1,152
Noninterest income	7,408	8,464	8,080	7,573	7,548
Noninterest expense	36,525	37,274	39,461	35,706	36,747
Net income	16,552	16,609	15,504	11,857	9,087
Basic earnings per common share	$0.45	$0.45	$0.42	$0.35	$0.27
Diluted earnings per common share	$0.45	$0.45	$0.42	$0.35	$0.27
Average Balances:
Total loans receivable, net	$3,622,494	$3,615,362	$3,618,031	$3,266,092	$3,150,869
Investment securities	970,806	933,551	883,919	839,196	814,254
Total interest earning assets	4,649,259	4,653,215	4,596,734	4,156,310	4,018,720
Total assets	5,317,325	5,325,366	5,278,565	4,726,719	4,553,585
Total interest bearing deposits	3,060,869	3,087,661	3,075,720	2,727,056	2,675,522
Total noninterest bearing deposits	1,332,223	1,356,186	1,314,203	1,175,331	1,113,286
Stockholders' equity	766,451	750,165	744,389	636,735	614,974
Financial Ratios:
Return on average assets, annualized	1.26%	1.24%	1.17%	1.01%	0.81%
Return on average common equity, annualized	8.76	8.78	8.26	7.47	5.99
Return on average tangible common equity, annualized	13.29	13.50	12.77	10.99	8.70
Efficiency ratio	63.84	62.40	66.68	69.58	75.95
Noninterest expense to average total assets, annualized	2.79	2.78	2.97	3.03	3.27
Net interest margin	4.34	4.37	4.41	4.22	4.12
Net interest spread	4.18	4.23	4.27	4.09	4.01

	As of Period End or for the Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Select Balance Sheet:
Total assets	$5,342,099	$5,316,927	$4,676,250
Total loans receivable, net	3,660,279	3,619,118	3,248,654
Investment securities	985,009	976,095	821,567
Deposits	4,393,715	4,432,402	3,904,741
Noninterest bearing demand deposits	1,338,675	1,362,268	1,178,202
Stockholders' equity	778,191	760,723	634,708
Financial Measures:
Book value per common share	$21.09	$20.63	$18.66
Tangible book value per common share	14.03	13.54	12.66
Stockholders' equity to assets	14.6%	14.3%	13.6%
Tangible common equity to tangible assets	10.2	9.9	9.6
Loans to deposits ratio	84.1	82.4	84.0
Credit Quality Metrics:
Allowance for loan losses to:
Loans receivable, net	0.98%	0.96%	1.01%
Nonperforming loans	207.04	255.73	211.48
Nonperforming loans to loans receivable, net	0.47	0.37	0.48
Nonperforming assets to total assets	0.36	0.30	0.34
Net (recoveries) charge-offs on loans to average loans receivable, net	(0.02)	0.07	—
Other Metrics:
Number of banking offices	63	64	60
Average number of full-time equivalent employees	878	867	796
Deposits per branch	$69,742	$69,256	$65,079
Average assets per full-time equivalent employee	$6,054	$6,142	$5,720